UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 25, 2008, SESI, L.L.C. (“SESI”), a Delaware limited liability company and subsidiary of Superior Energy Services, Inc., a Delaware corporation (the “Company”), and SPN Resources, LLC (“SPN”), a Louisiana limited liability company and subsidiary of the Company, entered into a Purchase, Contribution and Redemption Agreement (the “Agreement”), with Dynamic Offshore Resources, LLC (“Dynamic”) and Moreno Group LLC (“Moreno”), pursuant to which the Company will sell 75% of its interest in SPN to Dynamic and Moreno for an aggregate purchase price of $165,000,000 in cash.
     As part of the transactions contemplated by the Agreement, the Company’s affiliates will retain a preferential right on certain service work to SPN and will enter into a turnkey contract to perform well abandonment and decommissioning work associated with oil and gas properties owned and operated by SPN as of the closing date.
     The transactions contemplated by the Agreement are expected to close during the first quarter of 2008 and will be effective as of January 1, 2008.
     A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the Contract is qualified in its entirety by the full text of such Exhibit.
Item 8.01. Other Events.
     On February 26, 2008, the Company issued the press release attached hereto as Exhibit 99.1, announcing the execution of the Agreement and related agreements. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Purchase, Contribution and Redemption Agreement, dated February 25, 2008, by and among Dynamic Offshore Resources, LLC, Moreno Group LLC, SESI, L.L.C. and SPN Resources, LLC.

99.1	Press release issued by Superior Energy Services, Inc., dated February 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor

Robert S. Taylor
Chief Financial Officer
Dated: February 29, 2008

EXHIBIT INDEX

10.1	Purchase, Contribution and Redemption Agreement, dated February 25, 2008, by and among Dynamic Offshore Resources, LLC, Moreno Group LLC, SESI, L.L.C. and SPN Resources, LLC.

99.1	Press release issued by Superior Energy Services, Inc., dated February 26, 2008.